EXHIBIT 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS FIRST QUARTER RESULTS

•	Net sales were $56.3 million, up 41.8% year over year.
•	Adjusted EBITDA $5.4 million.
•	Gross margin 35.2%.

CARSON, California, April 28, 2010 ― U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported record net sales for the first quarter ended April 3, 2010 of  $56.3 million, an increase of $16.6 million or 41.8% over Q1 2009 net sales of $39.7 million.  Q1 2010 net income was $1.5 million or $0.05 per diluted share, an increase of $2.2 million over Q1 2009. The Company generated adjusted EBITDA of $5.4 million for the quarter compared to $3.0 million for Q1 2009. For further information regarding adjusted EBITDA, including a reconciliation of adjusted EBITDA to net income (loss), see non-GAAP Financial Measures below.

“We are proud to report the highest quarterly sales in the Company’s history and our third consecutive quarter of strong double digit growth” stated Shane Evangelist, Chief Executive Officer.  “However, we are even more excited about the nearly 20% EBITDA flow through on the incremental $10.5 million sequential increase in sales from Q4 2009. We also increased our cash and securities by nearly $4.0 million while continuing to invest in our infrastructure and strategic growth initiatives.

Evangelist continued, “Our AutoMD.com (www.AutoMD.com) initiative to become the destination site for the most complete and unbiased free online automotive repair information, made substantial progress during the quarter. Since its January launch, AutoMD.com’s traffic has ramped to over 200,000 unique monthly visitors. Clearly, there is a demand for transparency in the auto repair industry and we believe that AutoMD is providing the tools and information to empower car owners with the best and most affordable ways to repair their vehicles.”

“Looking forward, we expect to see a continuation of growth in the DIY market and expanding Internet penetration of that market. However, the seasonal demand surge for crash parts, more pronounced this year due to an abundance of bad weather, will diminish in the coming quarters. Longer-term, we believe maniacal focus on improving customer experience, driving prices down and increasing product selection will enable us to grow faster than the overall market and we hope to benefit from what we believe is a cost efficient model as we grow.”

Q1 2010 Financial Highlights

•
Net sales for Q1 2010 increased by 41.8% from Q1 2009. Online sales for Q1 2010 increased 42.0% and offline sales increased by 40.7% compared to Q1 2009.  The increase in online sales resulted from a 26.5% improvement in conversion, 5.5% growth in unique visitors and a 2.8% increase in revenue capture.

•
Gross profit for Q1 2010 was $19.8 million up 35.6% from Q1 2009’s gross profit of $14.6 million. Gross margin declined 1.7% to 35.2% compared with Q1 2009 at 36.9% of net sales. Gross margin was unfavorably impacted by strategic pricing initiatives initiated at the end of Q1 2009 and freight mix.

•
Online advertising expense was $3.3 million or 6.4% of internet net sales for the first quarter of 2010, down 0.7% from the prior year due to more efficient advertising spend.  Marketing expense, excluding advertising expense, was $3.9 million or 6.9% of net sales for the first quarter of 2010 unchanged as a percentage of sales from the prior year period.  Higher labor expense from increased staffing due to growth caused marketing expense as a percentage of sales to remain flat with last year.

•
General and administrative expense was $5.7 million or 10.1% of net sales for the first quarter of 2010 compared to12.0% of net sales in the prior year period.  This decrease was primarily due to fixed cost leverage from higher sales partially offset by increased legal costs to enforce our intellectual property rights and higher amortization from software deployments.

•
Fulfillment expense was $3.2 million or 5.7% of net sales in the first quarter of 2010 compared to 6.7% in the prior year period.  The decrease is primarily due to fixed cost leverage from higher sales.

•
Technology expense was $1.0 million or 1.8% of net sales in the first quarter of 2010 compared to 2.3% of net sales in the prior year period.  The decrease reflects fixed cost leverage from increased sales.

•	Capital expenditures for the first quarter of 2010 were $3.4 million which included $2.1 million of internally developed software and website development costs.

•
Cash, cash equivalents and investments were $45.5 million at April 3, 2010.  The Company includes $16.3 million of investments in United States treasury bills and other liquid assets in short-term assets and $4.2 million of investments in auction rate preferred securities in long-term assets, which are not included in cash. Cash, cash equivalents and investments increased by $3.9 million over the previous quarter from $6.8 million in operating cash flow, partially offset by $2.5 million of capital expenditures.

Q1 2010 Operating Metrics

	Q1 2010	Q1 2009	Q4 2009
Conversion Rate	1.48%	1.17%	1.47%
Customer Acquisition Cost	$6.13	$6.40	$6.48
Marketing Spend (% Internet Sales)	6.4%	7.1%	6.7%
Visitors (millions)1	28.6	27.1	25.1
Orders (thousands)	423	316	368
Revenue Capture (% E-commerce Sales)2	84.1%	81.8%	83.9%
Average Order Value	$119	$120	$115

1 Visitors do not include traffic from media properties (e.g. AutoMD).

2 Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide "Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles and impairment loss; (d) depreciation and amortization; and (e) share-based compensation expense related to stock options.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses Adjusted EBITDA as a measurement of the Company's operating performance because it assists in comparisons of the Company's operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company's capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry.  Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income (loss) to Adjusted EBITDA for the periods presented (in thousands):
	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 3, 2010	April 4, 2009
Net income (loss)	$1,547	$(679)
Interest income, net	(22)	(90)
Income tax provision	950	1,363
Amortization of intangibles	121	367
Depreciation and amortization	1,985	1,018
EBITDA	4,581	1,979
Share-based compensation	860	1,027
Adjusted EBITDA	$5,441	$3,006

Conference Call

As previously announced, the Company will conduct a conference call with analysts and investors to discuss the results today, Wednesday, at 2:00 pm Pacific Time (5:00 pm Eastern Time).  The conference call will be conducted by Shane Evangelist, Chief Executive Officer and Ted Sanders, Chief Financial Officer.  Participants may access the call by dialing 1-877-941-8418 (domestic) or 1-480-629-9809 (international).  In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks.  A telephone replay will be available through May 12, 2010. To access the replay, please dial 1-800-406-7325 (domestic) or 1-303-590-3030 (international), passcode 4288227.

To view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company's network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts' flagship websites are located at www.autopartswarehouse.com,  www.partstrain.com  and www.AutoMD.com and the Company's corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement
This press release contains statements which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as ''anticipates,'' “could,” ''expects,'' ''intends,'' ''plans,'' “potential,” ''believes,'' “predicts,” “projects,” ''seeks,'' "estimates," "may,'' ''will,''  ”would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements.  These statements include, but are not limited to, the Company's expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, economic downturn that could adversely impact retail sales;  marketplace illiquidity; demand for the Company's products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company's industry; the Company's ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company's ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog;  the Company's ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company's business plans both domestically and internationally; the Company's cash needs; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; and the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC's website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	April 3, 2010	January 2, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,047	$26,251
Short-term investments	16,330	11,071
Accounts receivable, net	3,167	3,383
Inventory, net	17,981	18,610
Deferred income taxes	1,513	1,513
Other current assets	3,700	3,148

Total current assets	67,738	63,976

Property and equipment, net	13,918	12,405
Intangible assets, net	4,006	3,114
Goodwill	9,772	9,772
Deferred income taxes	10,561	10,985
Investments	4,153	4,264
Other non-current assets	463	98

Total assets	$110,611	$104,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,026	$11,371
Accrued expenses	8,968	8,038
Other current liabilities	2,746	2,518

Total current liabilities	24,740	21,927
Other non-current liabilities	38	—

Total liabilities	24,778	21,927

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at April 3, 2010 and January 2, 2010; 30,268,862 and 29,893,631 shares issued and outstanding as of April 3, 2010 and January 2, 2010 respectively	30	30
Additional paid-in capital	151,604	150,084
Accumulated other comprehensive income	163	84
Accumulated deficit	(65,964)	(67,511)

Total stockholders’ equity	85,833	82,687

Total liabilities and stockholders’ equity	$110,611	$104,614

 U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 3, 2010	April 4, 2009
	(unaudited)

Net sales	$56,291	$39,664
Cost of sales	36,484	25,024

Gross profit	19,807	14,640
Operating expenses:
Marketing (1)	7,213	5,335
General and administrative (1)	5,737	4,765
Fulfillment (1)	3,243	2,652
Technology (1)	1,018	928
Amortization of intangibles and impairment loss	121	367

Total operating expenses	17,332	14,047
Income from operations	2,475	593
Interest income, net	22	91

Income before income taxes	2,497	684
Income tax provision	950	1,363

Net income (loss)	$1,547	$(679)

Basic net income (loss) per share	$0.05	$(0.02)
Diluted net income (loss) per share	$0.05	$(0.02)
Shares used in computation of basic net income (loss) per share	30,003,117	29,846,757
Shares used in computation of diluted net income (loss) per share	31,425,002	29,846,757

___________________________________
	Thirteen Weeks Ended	Thirteen Weeks Ended
(1) Includes share-based compensation expense as follows:	April 3, 2010	April 4, 2009
Marketing	$120	$106
General and administrative	548	822
Fulfillment	125	47
Technology	67	52
Total share-based compensation expense	$860	$1,027

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 3, 2010	April 4, 2009
	(unaudited)
Operating activities
Net income/(loss)	$1,547	$(679)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,985	1,018
Amortization of intangibles	121	367
Share-based compensation expense	860	1,027
Excess tax benefits from share-based payment arrangements	(98)	-
Deferred taxes	321	1,317
Changes in operating assets and liabilities:
Accounts receivable, net	217	(655)
Inventory, net	629	(427)
Prepaid expenses and other current assets	(545)	(843)
Other non current assets	(360)	-
Accounts payable and accrued expenses	1,883	1,501
Other current liabilities	227	415
Other non current liabilities	38	-

Net cash provided by operating activities	6,825	3,041

Investing activities
Additions to property and equipment	(2,514)	(1,565)
Proceeds from the sale of investments	125	-
Purchases of investments	(5,283)	-
Purchases of intangible assets	(1,001)	-

Net cash used in investing activities	(8,673)	(1,565)

Financing activities
Payments on short-term financing	-	(19)
Proceeds from exercise of stock options	491	-
Excess tax benefits from share-based payment arrangements	98	-

Net cash provided by (used in) financing activities	589	(19)

Effect of changes in foreign currencies	55	9

Net (decrease) increase in cash and cash equivalents	(1,204)	1,466
Cash and cash equivalents at beginning of period	26,251	32,473

Cash and cash equivalents at end of period	$25,047	$33,939

Supplemental disclosure of non-cash investing activities:
Accrued asset purchases	872	237

Investor Contacts:
Ted Sanders, Chief Financial Officer
U.S. Auto Parts Network, Inc.
tsanders@usautoparts.com
(424) 702-1455

Budd Zuckerman, President
Genesis Select Corporation
bzuckerman@genesisselect.com
(303) 415-0200